CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-10 (the "Registration Statement") of our report dated September 11, 2024, relating to the consolidated financial statements of Aduro Clean Technologies Inc. incorporated by reference into the Prospectus, which is a part of this Registration Statement.

May 21, 2025

Yours truly,

CHARTERED PROFESSIONAL ACCOUNTS